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                                                                 EXHIBIT (e)(2)

                                    FORM OF
                                DEALER AGREEMENT
                           WITH VAN KAMPEN FUNDS INC.
                              REGARDING VAN KAMPEN
                  OPEN-END AND CLOSED-END INVESTMENT COMPANIES


Ladies and Gentlemen:

     As dealer for our own account, we offer to sell to you shares of any of the Van Kampen open-end investment companies (the "Open-End Funds" or, individually, an "Open-End Fund") and Van Kampen closed-end investment companies (the "Closed-End Funds" or, individually, a "Closed-End Fund") distributed by Van Kampen Funds Inc. ("VK Funds") pursuant to the terms and conditions contained herein. Collectively, the Open-End Funds and Closed-End Funds sometimes are referred to herein as the "Funds" or, individually, as a "Fund".

     VK Funds acts as the principal underwriter (as such term is defined in the Investment Company Act of 1940, as amended) for each Fund with respect to its offering of one or more classes of shares as described in each Fund's Prospectus. Pursuant to this Agreement, VK Funds offers to sell to you shares of each Open-End Fund and each Closed-End Fund prior to the Effective Date (as defined herein) of each Fund's Registration Statement (as defined herein) (the "Initial Offering Period") and after the Effective Date of each Fund's Registration Statement (the "Continuous Offering Period") (if any) as described in each respective Fund's Prospectus.

     As used herein unless otherwise indicated, the term "Prospectus" means the final prospectus and Statement of Additional Information included in the registration statement for the fund on the effective date and as from time to time thereafter amended or supplemented. As used herein unless otherwise indicated, the term "Preliminary Prospectus" means any preliminary prospectus and any preliminary Statement of Additional Information included at any time as a part of the registration statement for any Fund prior to the effective date and which is authorized by VK Funds for use in connection with the offering of shares.

     In consideration of the mutual obligations contained herein, the sufficiency of which is hereby acknowledged by you, the terms of the Agreement are as follows:

GENERAL TERMS AND CONDITIONS

     1. Your acceptance of this Agreement constitutes a representation that you are a broker-dealer registered with the Securities and Exchange Commission (the "SEC") and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or, in the alternative, that you are a foreign dealer or bank, not required to be registered as a broker-dealer with the SEC and not required or eligible for membership in the NASD. If you are such an NASD member, you agree that in making sales of shares of the one or more classes of shares of each Fund you will comply with all applicable rules of the NASD, including without limitation rules pertaining to the opening, approval, supervision and monitoring of customer accounts, the NASD's Interpretation with Respect to Free-Riding and Withholding and Sections 8, 24 and 36 of Article III of the NASD's Rules of Fair Practice. If you are such an unregistered foreign dealer or bank, you agree not to offer or sell, or to agree to offer or sell, directly or indirectly, except through VK Funds, any shares to any party to whom such shares may not be sold unless you are so registered and a member of the NASD, and in making sales of such shares you agree to comply with the NASD's Interpretation with Respect to Free-Riding and Withholding and Sections 8, 24 and 36 of Article III of the NASD's Rules of Fair Practice as though you were a member in


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good standing of the NASD and to comply with Section 25 of such Article III as it applies to a nonmember broker or dealer in a foreign country. You and we agree to abide by all other Rules and Regulations of the NASD, including
Section 26 of its Rules of Fair Practice, and all applicable state and Federal laws, rules and regulations. Your acceptance also constitutes a representation that you have been duly authorized by proper corporate or partnership action to enter into this Agreement and to perform your obligations hereunder. You will not accept any orders from any broker, dealer or financial institution who is purchasing from you with a view toward distribution unless you have obtained such person's or entity's written consent to be bound by the terms of this Agreement.

     2. In all sales of shares of the Funds to the public you shall act as dealer for your own account, and you shall have no authority in any transaction to act as agent for the Fund or for VK Funds.

     3. Each Fund has filed with the SEC and the securities commissions of one or more states a Registration Statement (the "Registration Statement") on the SEC Form applicable to the respective Fund. The date on which the Registration Statement is declared effective by the SEC is referred to herein as the "Effective Date". Prior to the Effective Date of the Registration Statement with respect to a particular Fund, you expressly acknowledge and understand that with respect to such Fund:

     (a) Shares of such Fund may not be sold, nor may offers to buy be accepted, (i) in any state prior to the Effective Date of the Registration Statement with respect thereto or (ii) in any state in which such offer or sale would be unlawful prior to registration or qualification under the securities laws of such state.

     (b) The Fund's Preliminary Prospectus, together with any sales material distributed for use in connection with the offering of shares of such Fund, does not constitute an offer to sell or the solicitation of an offer to buy shares of such Fund and is subject to completion and modification by the Prospectus. You agree that you will distribute to the public only (a) the Preliminary Prospectus, the Prospectus and any amendment or supplement thereto and (b) sales literature or other documents expressly authorized for such distribution by VK Funds.

     (c) In the event that you transmit indications of interest to VK Funds for accumulation prior to the Effective Date, you will be responsible for confirming such indications of interest with your customers following the Effective Date. Indications of interest with respect to shares of a class of a Fund's shares transmitted to VK Funds prior to the Effective Date will be conditioned upon the occurrence of the Effective Date and the registration or qualification of the respective class of shares in the respective state.

     (d) Indications of interest with respect to shares of a class of a Fund's shares which are not canceled by you prior to the latter of the Effective Date and the registration or qualification of the respective class of the Fund's shares in the respective state, and accepted by VK Funds will be deemed by VK Funds to be orders for shares of such class of shares of the Fund.

     (e) All indications of interest and orders transmitted to VK Funds are subject to the terms and conditions of the Prospectus and this Agreement.

     4. After the Effective Date, you will not offer shares of a class of the Fund's shares for sale in any state where they are not qualified for sale under the "blue sky" laws and regulations of such state or where you are not qualified to act as a dealer, except for states in which they are exempt from qualification.

     5. In the event that you offer shares of the Fund for sale outside the United States, you agree to comply with the applicable laws, rules and regulations of the foreign government having jurisdiction over such sales, including any regulations of the United States military authorities applicable to solicitations to military personnel.

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     6.  Upon application to VK Funds, VK Funds will inform you as to the jurisdictions in which VK Funds believes shares of a Fund have been qualified for sale under the respective securities or "blue sky" laws of such jurisdictions. VK Funds understands and agrees that qualification of any shares of a Fund for sale in such jurisdictions shall be solely VK Funds' responsibility and that you assume no responsibility or obligation with respect to such eligibility. You understand and agree that your compliance with the requirements of the securities or "blue sky" laws in each jurisdiction with respect to your right to sell the shares in such jurisdiction shall be solely your responsibility.

     7. No person is authorized to make any representations concerning any class of shares of a Fund except those contained in the Fund's current Preliminary Prospectus or Prospectus, as the case may be. In purchasing shares from us you shall rely solely on the representations contained in such Prospectus. VK Funds will furnish additional copies of a Fund's current Prospectus and sales literature issued by VK Funds in reasonable quantities upon request.

     8. Orders received from you will be accepted by VK Funds only at the public offering price applicable to each order as specified in the then-current Fund Prospectus. The minimum dollar purchase of any shares of each Fund by any person shall be the applicable minimum dollar amount described in the then-current Fund Prospectus for that class of shares, and no order for less than such amount will be accepted hereunder. The procedures relating to the handling of orders shall be subject to instructions that VK Funds shall communicate from time to time to you. All orders are subject to acceptance or rejection by VKAC in its sole discretion.

     9. Payment for Fund shares shall be made on or before the settlement date specified in the VK Funds confirmation at the office of VK Funds' clearing agent, or wire to the order of the Fund which reserves VK Funds' right to delay issuance or transfer of shares until such check has cleared. If such payment is not received by VK Funds, VK Funds reserves the right, without notice, forthwith either to cancel the sale or, at its option, to sell the shares ordered back to the Fund, and in either case, VK Funds may hold you responsible for any loss suffered by the Fund. You agree that in transmitting investors' funds, you will comply with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended.

     10. You shall not withhold placing orders with VK Funds from your customers so as to profit yourself as a result of such withholding; e.g., by a change in the net asset value from that used in determining the public offering price to your customers.

     11. VK Funds will not accept from you any conditioned orders for shares, except at a definite, specified price.

     12. You represent that you are familiar with Release No. 4968 under the Securities Act of 1933, as amended, and Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, as it relates to the distribution of Preliminary Prospectuses (and not Statements of Additional Information) and Prospectuses (and not Statements of Additional Information) for each Fund and agree that you will comply therewith. You agree that if an investor or potential investor places a request with you to receive a Statement of Additional Information, you will (i) provide such person with a Statement of Additional Information without charge and notify the Fund that you have done so,
(ii) notify the Fund of the request so that the Fund can fulfill the request or
(iii) tell such person to request a Statement of Additional Information by telephoning the Fund at the number set forth on the cover of the current Prospectus or Preliminary Prospectus. You also agree to keep an accurate record of your distribution (including dates, number of copies and persons to whom sent) of copies of any Preliminary Prospectus (and any Statement of Additional Information) and/or Prospectus (and any Statement of Additional Information) for each Fund (or any amendment or supplement to either) and, promptly upon request by VK Funds, to bring all subsequent changes to such Preliminary Prospectus or Prospectus to the attention of anyone to whom such material shall have been distributed. You further agree to furnish to persons who receive a confirmation of sale of shares of any Fund a copy of the Prospectus (and not the Statement of Additional Information) for such Fund filed pursuant to Rule 497 under the Securities Act of 1933, as amended.

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     13.  Unless otherwise indicated in a Fund's Prospectus, stock certificates for shares of Funds sold to you shall be issued only if specifically requested.

     14. VK Funds will have no liability to you, except for lack of good faith and for obligations expressly assumed by VK Funds in this Agreement.

     15.  All communications to VK Funds shall be sent to 1 Parkview Plaza,
PO Box 5555 Oakbrook Terrace, Illinois 60181-5555, Attention: Mutual Fund Department. Any notice to you shall be duly given if sent to you at the address specified by you below or such other address as you may designate to VK Funds in writing.

     16. Neither this Agreement nor the performance of the services hereunder shall be considered to create a joint venture or partnership between VK Funds and you.

     17. This Agreement shall be construed in accordance with the laws of the State of Illinois without reference to the choice-of-law principles thereof.

     18. The Fund reserves the right in its discretion and VK Funds reserves the right in its discretion, without notice, to suspend or withdraw the offering of any shares of a Fund entirely. VK Funds reserves the right, without notice, to amend, modify or cancel the Agreement. The Agreement may not be assigned by either party without prior written consent of the other party.

     19.  This Agreement may be terminated at any time by either party.

TERMS AND CONDITIONS APPLICABLE ONLY TO OPEN-END FUNDS

     20. Each of the Open-End Fund's is subject to an alternative distribution plan (the "Alternative Distribution Plan") as described in such Fund's then-current Prospectus pursuant to which the Open-End Fund may sell multiple classes of its shares with varying combinations of front-end service charges (each a "FESC"), distributions fees, service fees, contingent deferred sales charges (each a "CDSC"), exchange features, conversion rights, voting rights, expenses allocations and investment requirements. As used herein, classes of shares of a Fund subject to a FESC will be referred to as FESC Shares, and classes of shares of a Fund subject to a CDSC will be referred to as CDSC Shares.
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     21.(a)  With respect to any shares of a class of FESC Shares of an
Open-End Fund, the public offering price for such shares shall be the net asset value per share plus a FESC, expressed as a percentage of the applicable public offering price, as determined and effective as of the time specified in the then-current Prospectus of such Open-End Fund. The dealer discount applicable to any sale of shares of a class of FESC Shares of an Open-End Fund shall be a percentage of the applicable public offering price for such shares as provided for in the then-current Prospectus of such Open-End Fund or, if not so provided, as provided to you from time to time in writing by VK Funds.

     (b) With respect to any shares of a class of CDSC Shares of an Open-End Fund, the public offering price for such shares shall be the net asset value per share as determined and effective as of the time specified in the then-current Prospectus of such Open-End Fund. The dealer sales compensation payable by VK Funds applicable to any sale of shares of a class of CDSC Shares of an Open-End Fund shall be the percentage of the applicable public offering price for such shares as provided for in the then-current Prospectus of such Open-End Funds or, if not so provided, as provided to you from time to time in writing by VK Funds.

     22. Should you wish to participate in the Distribution Plan with respect to a class of shares adopted by an Open-End Fund pursuant to Rule 12b-1 ("Rule 12b-1 Plan") under the Investment Company Act of 1940, as amended, or the Service Plan with respect to a class of shares, it is understood that you must be approved by the Board of Directors of such Open-End Fund and execute a Distribution Assistance Agreement.

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     23.  With respect to the Open-End Funds, your acceptance of this Agreement constitutes a representation that you will adopt policies and procedures to comply with Rule 18f-3 under the Investment Company Act of 1940, with respect to when you may appropriately sell the various classes of shares of the Open-End Funds to investors and that you will sell such shares only in accordance therewith.

     24.(a) You agree to purchase shares of an Open-End Fund only from VK Funds or from your customers. If you purchase shares of an Open-End Fund from VK Funds, you agree that all such purchases shall be made only: (i) to cover orders already received by you from your customers or (ii) for your own bona fide investment. If you purchase shares of an Open-End Fund from your customers, you agree to pay such customers not less than the applicable repurchase price for such shares as established by the then-current Prospectus for such Open-End Fund. VK Funds in turn agrees that it will not purchase any shares from an Open-End Fund except for the purpose of covering purchase orders that it has already received.

             (b) With respect to shares of a class of CDSC Shares of an Open-End Fund purchased from your customers, you additionally agree to resell such shares only to VK Funds as agent for the Fund at the repurchase price for such shares as established by the then-current Prospectus of such Open-End Fund. You acknowledge and understand that shares of a class of CDSC Shares of an Open-End Fund may be subject to a CDSC payable to VK Funds as set forth in the Prospectus for such Open-End Fund in effect at the time of the original purchase of such shares from the Open-End Fund and that the repurchase price for such shares that will be paid by VK Funds will reflect the imposition of any applicable CDSC.

     25.(a) You shall sell shares of a class of shares of an Open-End Fund only: (i) to customers at the applicable public offering price or (ii) to VK Funds as agent for the Open-End Fund at the repurchase price in the then-current Prospectus of such Open-End Fund. In such a sale to VK Funds, you may act either as principal for your own account or as agent for your customer. If you act as principal for your own account in purchasing shares of a class of shares of an Open-End Fund for resale to VK Funds, you agree to pay your customer not less than the price that you receive from VK Funds. If you act as agent for your customer in selling shares of a class of shares of an Open-End Fund to VK Funds, you agree not to charge your customer more than a fair commission for handling the transaction. You acknowledge and understand that CDSC Shares of an Open-End Fund may be subject to a CDSC payable to VK Funds as set forth in the Prospectus of such Open-End Fund in effect at the time of the original purchase of such CDSC Shares and that the repurchase price that will be paid by VK Funds for such CDSC Shares will reflect the imposition of any such CDSC.

     26. If any shares of a class of FESC Shares of an Open-End Fund sold to or by you under the terms of this Agreement are repurchased by the Fund or by VK Funds as agent for the Fund or are tendered for redemption within seven business days after the date of VK Funds' confirmation of the original purchase, it is agreed that you shall forfeit your right to any dealer discount received by you on such FESC Shares. VK Funds will notify you of any such repurchase or redemption within ten business days from the date on which the repurchase or redemption order in proper form is delivered to VK Funds or to the Fund, and you shall forthwith refund to VK Funds the full dealer discount allowed to you on such sale. VK Funds agrees, in the event of any such repurchase or redemption, to refund to the Fund its share of any discount allowed to VK Funds and, upon receipt from you of the refund of the discount allowed to you, to pay such refund forthwith to the Fund.

TERMS AND CONDITIONS APPLICABLE TO CLOSED END-FUNDS

     27.  No Closed-End Fund will issue fractional shares.

     28. VK Funds may, in its sole discretion, allocate shares of a Closed-End Fund among brokers and dealers participating in the Initial Offering Period or among brokers, dealers and banks in the Continuous Offering Period, as the case may be, on other than a pro rata basis, which may result in

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certain brokers, dealers and banks not being allocated the full amount of shares of such fund sold by them while certain other brokers, dealers and banks may receive their full allocation.

     29. You agree that with respect to orders for shares of a Closed-End Fund, you will transmit such orders received during the Initial Offering Period to VK Funds within the time period as specified in such Closed-End Fund's Prospectus (or in the time period as extended by VK Funds in writing). You also agree to transmit any customer order received during the Continuous Offering Period to VK Funds prior to the time that the public offering price for such Closed-End Fund is next determined after your receipt of such order as set forth in the Closed-End Fund's Prospectus. There is no assurance that each Closed-End Fund will engage in a continuous offering of shares.

     30. On each order accepted by VK Funds for shares of a Closed-End Fund, you will be entitled to receive a concession paid out of VK Funds' own assets as set forth in the then-current Prospectus of such Closed-End Fund (exclusive of additional compensation that may be payable pursuant to sales programs, if any, that may be established from time to time as described in the Prospectus for such Closed-End Fund, which will be payable only as and to the extent the requirements of such programs are satisfied). In no event will any Closed-End Fund reimburse VK Funds for any such sales concessions or other additional compensation or pay any such concession or other additional compensation or allowance directly to you. VK Funds will specify for each Closed-End Fund a period after the date that the shares of such Closed-End Fund are listed on the New York Stock Exchange, the American Stock Exchange or another national securities market system (which period will end no later that the first dividend payment date with respect to such Closed-End Fund) during which sales concessions and other additional compensation are subject to forfeiture as provided in the following sentence (the "Forfeiture Period"). During the Forfeiture Period for any Closed-End Fund, physical delivery of certificates representing shares will be required to transfer ownership of such shares. In the event that any shares of a Closed-End Fund sold through an order received from you in the Initial Offering Period or the Continuous Offering Period are resold in the open market or otherwise during the Forfeiture Period, VK Funds reserves the right to require you to forfeit any sales concessions and other additional compensation with respect to such shares. In the event of a forfeiture, VK Funds may withhold any forfeited sales concessions and other additional compensation that has not yet been paid or from other amounts yet to be paid to you (whether or not payable with respect to such shares) and you agree to repay to VK Funds, promptly upon demand, any forfeited sales concessions and other compensation that has been paid. Determinations of the amounts to be paid to you or by you to VK Funds shall be made by VK Funds and shall be conclusive.

     31. During the Initial Offering Period and any Continuous Offering Period for any Closed-End Fund, you agree to supply VK Funds, not less frequently than once a week by Friday, 5:00 p.m. Eastern Time, during such Closed-End Fund's Initial Offering Period, a list setting forth by state and in the aggregate all indications of interest and, during any Continuous Offering Period, all shares sold by you of such Closed-End Fund during such week (or lesser period of time), and a list setting forth by name and location each registered representative making said sales and indicating the amount of all sales per Closed-End Fund to date.

     32. You expressly acknowledge and understand that there is no Rule 12b-1 Plan for the Closed-End Funds.

     33. You expressly acknowledge and understand that shares of the Closed-End Funds will not be repurchased by either the Closed-End Funds (other than through tender offers from time to time, if any) or by VK Funds and that no secondary market for such shares is expected to develop until the shares have begun trading on a national exchange or national market system. You hereby covenant that, until notified by VK Funds that the distribution of such shares has been completed or that the Forfeiture Period has ended, you (a) will not make a secondary market in any shares of such a Closed-End Fund, (b) will not purchase or hold shares of such Closed-End Fund in inventory for the purpose of resale in the open market or to your customers and (c) without VK Funds' consent, will not repurchase shares of such Closed-End Fund in the open market or from your customers for any account in which you have a beneficial interest.

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     34.  Unlike the other Closed-End Funds, the Continuous Offering period with respect to the Van Kampen Prime Rate Income Trust (the "Prime Rate Fund") may continue indefinitely. The offer to sell shares of the Prime Rate Fund is subject to further terms and conditions in addition to those set forth above as follows:

              (a) You expressly acknowledge and understand that shares of the Prime Rate Fund will not be repurchased by either the Prime Rate Fund (other than through tender offers from time to time, if any) or VK Funds, and that no secondary market for the shares of the Prime Rate Fund exists currently, or is expected to develop. You also expressly acknowledge and agree that, in the event your customer cancels their order for shares after confirmation, such shares may not be repurchased, remarketed or otherwise disposed of by or through VK Funds.

              (b) You acknowledge and understand that, while the Board of Trustees of the Prime Rate Fund intends to consider tendering for all or a portion of the Prime Rate Fund's shares on a quarterly basis, there is no assurance the Prime Rate Fund will tender for shares at any time or, following such a tender offer, that shares so tendered will be repurchased by the Prime Rate Fund. You acknowledge and understand that an early withdrawal charge payable to VK Funds will be imposed on most shares accepted for tender by the Prime Rate Fund which have been held for less than five years, as set forth in the Prime Rate Fund's Prospectus. ANY REPRESENTATION AS TO A TENDER OFFER BY THE PRIME RATE FUND, OTHER THAN THAT WHICH IS SET FORTH IN THE PRIME RATE FUND'S CURRENT PROSPECTUS IS EXPRESSLY PROHIBITED.

     Please accept the foregoing by signing this Dealer Agreement, keeping a copy for your files and returning the original to us.

Accepted and Agreed to:
               (PRINT OR TYPE)



Dated:_______________________________     By:
                                          Its:


      _______________________________
      Broker-Dealer Name


      ________________________________
      Broker-Dealer Taxpayer ID Number


      _________________________________
      Address                                    VAN KAMPEN FUNDS INC.


      __________________________________
      City, State, Zip


By:   __________________________________
      Signature


      __________________________________
      Name


      __________________________________
      Title


      __________________________________
      Phone

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